Exhibit 5.2

Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W. Suite 1000 Washington, D.C. 20004 troutman.com

October 10, 2024

Breathe BioMedical Inc.

191 Halifax Street

Moncton, New Brunswick

Canada E1C 9R6

Re:	Registration Statement on Form F-1 (File No. 333-280034)

Ladies and Gentlemen:

We have acted as special United States securities counsel to Breathe BioMedical Inc., a corporation existing under the laws of Canada (the “Company”), in connection with the proposed issuance by the Company of (i) up to $12,075,000 of its common shares, without par value (the “Shares”) (including Shares issuable upon exercise of an over-allotment option granted by the Company), and (ii) warrants (the “Representative’s Warrants”) to purchase up to $603,750 of its common shares (the “Warrant Shares”) to be issued to Maxim Group LLC (the “Representative”), as compensation for its services pursuant to the underwriting agreement to be entered into by and among the Company, the Representative and the other underwriters named therein (the “Underwriting Agreement”). The Shares, the Warrant Shares and the Representative’s Warrants are collectively referred to as the “Securities.” The Securities are included in a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2024 (Registration No. 333-280034) (as amended, the “Registration Statement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) certificate of incorporation and articles of the Company and the by-laws of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement, (v) the form of Representative’s Warrants, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Breathe BioMedical Inc. October 10, 2024 Page 2

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. We express no opinion as to the enforceability of any indemnification or contribution provision, choice of law provision or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

This opinion is limited in all respects to the laws of the State of New York and the federal securities laws of the United States. We have not considered and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation applicable to the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the execution and delivery of the Underwriting Agreement by the parties thereto, (ii) the effectiveness of the Registration Statement and the completion of the offering as contemplated by the Registration Statement, (iii) the issuance of the Securities pursuant to the terms of the Underwriting Agreement, and (iv) the receipt by the Company of the consideration for the Securities specified in the resolutions of the Company’s Board of Directors or a committee thereof, the Representative’s Warrants will be valid and legally binding obligations of the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP

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